Exhibit 99.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER

FISCAL YEAR 2024 RESULTS

PHILADELPHIA – January 25, 2024 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2023. For the quarter, the Company reported net income of $42.7 million, or $0.85 earnings per diluted share.

Second Quarter Fiscal Year 2024 Highlights

•	Reported earnings per diluted share of $0.85

•	Achieved operating income of $69.8 million, up from $69.0 million in the previous quarter, completing the second most profitable first half on record

•	Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $83.3 million, up from $80.8 million in the previous quarter

•	Reached adjusted operating margin of 20.0 percent in the SAO segment, up from 19.4 percent in the previous quarter

•	Generated $14.6 million of cash from operating activities

“In the second quarter of fiscal year 2024 we delivered another strong performance, generating $69.8 million of operating income,” said Tony R. Thene, President and CEO of Carpenter Technology. “Looking ahead, we are projecting $171 million to $191 million in operating income in the second half of fiscal year 2024. This would result in the most profitable year on record with $310 million to $330 million of operating income.”

“Further, our fiscal year 2024 projection would be a meaningful step towards our fiscal year 2027 goal of doubling our fiscal year 2019 operating income. And with improving productivity and expanding margins, we see opportunity to accelerate the attainment of our fiscal year 2027 goal.”

Fiscal Year 2024 Outlook

•	Unlocking capacity at key work centers, ramping to pre-COVID production rates

•	Projecting $74 million to $79 million in operating income in the third quarter

•	Expecting step up in profitability in the fourth quarter, reaching $97 million to $112 million in operating income

•	Projecting $310 million to $330 million in total operating income for fiscal year 2024; would achieve the most profitable year on record

Longer Term Fiscal Year 2027 Outlook

•	Goal to double fiscal year 2019 operating income by fiscal year 2027 (communicated at May 2023 Investor Day)

•	Target represents a 40% CAGR over the period from fiscal year 2023 to fiscal year 2027

•	Significant progress towards goal expected in fiscal year 2024

•	Strong market demand outlook for our broad portfolio of specialized solutions

•	Leading capabilities and capacity in place to achieve goal

•	Expanding capacity via higher throughput while optimizing product mix

•	Opportunity to accelerate attainment of fiscal year 2027 goal

Financial Highlights

	Q2	Q1	Q2
($ in millions except per share amounts)	FY2024	FY2024	FY2023
Net sales	$624.2	$651.9	$579.1
Net sales excluding surcharge (a)	$485.3	$492.8	$420.8
Operating income	$69.8	$69.0	$22.6
Net income	$42.7	$43.9	$6.2
Earnings per diluted share	$0.85	$0.88	$0.13
Net cash provided from (used for) operating activities	$14.6	$7.4	$(86.4)
Adjusted free cash flow (a)	$(10.7)	$(14.6)	$(103.9)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the second quarter of fiscal year 2024 were $624.2 million, compared with $579.1 million in the second quarter of fiscal year 2023, an increase of $45.1 million (or 8 percent), on a 3 percent decrease in shipment volume. Net sales excluding surcharge were $485.3 million, an increase of $64.5 million (or 15 percent) from the same period a year ago.

Operating income was $69.8 million compared to operating income of $22.6 million in the prior year period. Earnings per diluted share in the second quarter of fiscal year 2024 was $0.85 compared to earnings of $0.13 per diluted share in the prior year second quarter. These results primarily reflect higher sales prices, strong commercial execution and improved end-use market conditions compared to the prior year period.

Cash provided from operating activities in the second quarter of fiscal year 2024 was $14.6 million compared to cash used for operating activities of $86.4 million in the same quarter last year. Adjusted free cash flow in the second quarter of fiscal year 2024 was negative $10.7 million, compared to negative $103.9 million in the same quarter last year. The operating cash flow and adjusted free cash flow in the second quarter of fiscal year 2024 reflect improved earnings and less cash used for working capital needs compared to the prior year period. Capital expenditures in the second quarter of fiscal year 2024 were $25.3 million, compared to $17.5 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $350.1 million at the end of the second quarter of fiscal year 2024. This consisted of $15.7 million of cash and $334.4 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, January 25, 2024, at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2024. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2023, Form 10-Q for the fiscal quarter ended September 30, 2023, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the inability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; and (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine and the war between Israel and HAMAS, and Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
NET SALES	$624.2	$579.1	$1,276.1	$1,102.0
Cost of sales	501.6	509.1	1,029.4	977.2

Gross profit	122.6	70.0	246.7	124.8
Selling, general and administrative expenses	52.8	47.4	107.9	93.9

Operating income	69.8	22.6	138.8	30.9
Interest expense, net	13.0	13.0	25.7	25.6
Other expense, net	1.6	1.9	5.5	5.4

Income (loss) before income taxes	55.2	7.7	107.6	(0.1)
Income tax expense	12.5	1.5	21.0	0.5

NET INCOME (LOSS)	$42.7	$6.2	$86.6	$(0.6)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.86	$0.13	$1.75	$(0.02)

Diluted	$0.85	$0.13	$1.73	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49.7	48.8	49.4	48.7

Diluted	50.2	49.0	50.0	48.7

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$86.6	$(0.6)
Adjustments to reconcile net income (loss) to net cash provided from (used for) operating activities:
Depreciation and amortization	66.7	64.8
Deferred income taxes	(1.0)	(0.9)
Net pension expense	11.8	9.9
Share-based compensation expense	8.5	7.1
Net loss on disposals of property, plant and equipment	1.2	0.6
Changes in working capital and other:
Accounts receivable	23.9	(58.5)
Inventories	(157.5)	(226.7)
Other current assets	(25.4)	(4.1)
Accounts payable	37.8	62.1
Accrued liabilities	(26.8)	(12.1)
Pension plan contributions	(4.8)	—
Other postretirement plan contributions	(0.7)	(1.5)
Other, net	1.6	(4.6)

Net cash provided from (used for) operating activities	21.9	(164.5)

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(47.3)	(31.0)

Net cash used for investing activities	(47.3)	(31.0)

FINANCING ACTIVITIES
Short-term credit agreement borrowings, net change	13.9	41.2
Credit agreement borrowings	46.5	60.1
Credit agreement repayments	(46.5)	(20.1)
Dividends paid	(19.8)	(19.7)
Proceeds from stock options exercised	19.4	—
Withholding tax payments on share-based compensation awards	(18.0)	(3.4)

Net cash (used for) provided from financing activities	(4.5)	58.1

Effect of exchange rate changes on cash and cash equivalents	1.1	3.2

DECREASE IN CASH AND CASH EQUIVALENTS	(28.8)	(134.2)
Cash and cash equivalents at beginning of year	44.5	154.2

Cash and cash equivalents at end of period	$15.7	$20.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$15.7	$44.5
Accounts receivable, net	508.4	531.3
Inventories	797.8	639.7
Other current assets	88.3	66.4

Total current assets	1,410.2	1,281.9
Property, plant, equipment and software, net	1,364.2	1,383.8
Goodwill	241.4	241.4
Other intangibles, net	25.4	28.7
Deferred income taxes	6.7	6.6
Other assets	111.3	111.5

Total assets	$3,159.2	$3,053.9

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$13.9	$—
Accounts payable	313.4	278.1
Accrued liabilities	158.4	181.3

Total current liabilities	485.7	459.4
Long-term debt	693.6	693.0
Accrued pension liabilities	191.2	190.1
Accrued postretirement benefits	47.2	45.8
Deferred income taxes	168.8	170.3
Other liabilities	98.9	99.2

Total liabilities	1,685.4	1,657.8

STOCKHOLDERS’ EQUITY
Common stock	283.2	280.7
Capital in excess of par value	327.9	328.4
Reinvested earnings	1,294.8	1,228.0
Common stock in treasury, at cost	(289.7)	(298.0)
Accumulated other comprehensive loss	(142.4)	(143.0)

Total stockholders’ equity	1,473.8	1,396.1

Total liabilities and stockholders’ equity	$3,159.2	$3,053.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Pounds sold (000):
Specialty Alloys Operations	50,114	49,442	100,104	94,006
Performance Engineered Products	2,318	2,978	4,620	5,304
Intersegment	(3,350)	(1,920)	(5,414)	(3,920)

Consolidated pounds sold	49,082	50,500	99,310	95,390

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$416.2	$346.2	$833.4	$651.9
Surcharge	133.2	149.6	286.0	291.3

Specialty Alloys Operations net sales	549.4	495.8	1,119.4	943.2
Performance Engineered Products
Net sales excluding surcharge	87.9	98.0	181.0	185.6
Surcharge	7.8	8.7	16.4	14.4

Performance Engineered Products net sales	95.7	106.7	197.4	200.0
Intersegment
Net sales excluding surcharge	(18.8)	(23.4)	(36.3)	(41.0)
Surcharge	(2.1)	—	(4.4)	(0.2)

Intersegment net sales	(20.9)	(23.4)	(40.7)	(41.2)

Consolidated net sales	$624.2	$579.1	$1,276.1	$1,102.0

Operating income (loss):
Specialty Alloys Operations	$83.3	$30.3	$164.1	$50.2
Performance Engineered Products	7.1	9.3	16.2	15.6
Corporate	(20.7)	(16.4)	(42.0)	(33.5)
Intersegment	0.1	(0.6)	0.5	(1.4)

Consolidated operating income	$69.8	$22.6	$138.8	$30.9

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other expense, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	2023	2022	2023	2022
Net sales	$624.2	$579.1	$1,276.1	$1,102.0
Less: surcharge revenue	138.9	158.3	298.0	305.5

Net sales excluding surcharge revenue	$485.3	$420.8	$978.1	$796.5

Operating income	$69.8	$22.6	$138.8	$30.9
Operating margin	11.2%	3.9%	10.9%	2.8%

Adjusted operating margin excluding surcharge revenue	14.4%	5.4%	14.2%	3.9%

ADJUSTED SEGMENT OPERATING MARGIN EX. SURCHARGE REVENUE	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2023	2022	2023	2022	2023	2022	2023	2022

	SAO		PEP		SAO		PEP
Net sales	$549.4	$495.8	$95.7	$106.7	$1,119.4	$943.2	$197.4	$200.0
Less: surcharge revenue	133.2	149.6	7.8	8.7	286.0	291.3	16.4	14.4

Net sales excluding surcharge revenue	$416.2	$346.2	$87.9	$98.0	$833.4	$651.9	$181.0	$185.6

Operating income	$83.3	$30.3	$7.1	$9.3	$164.1	$50.2	$16.2	$15.6
Operating margin	15.2%	6.1%	7.4%	8.7%	14.7%	5.3%	8.2%	7.8%

Adjusted operating margin excluding surcharge revenue	20.0%	8.8%	8.1%	9.5%	19.7%	7.7%	9.0%	8.4%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
ADJUSTED FREE CASH FLOW	2023	2022	2023	2022
Net cash provided from (used for) operating activities	$14.6	$(86.4)	$21.9	$(164.5)
Purchases of property, plant, equipment and software	(25.3)	(17.5)	(47.3)	(31.0)

Adjusted free cash flow	$(10.7)	$(103.9)	$(25.4)	$(195.5)

Management believes that the adjusted free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses. Historically, this non-GAAP financial measure included cash used for dividends paid on outstanding common stock and participating securities. Management believes that excluding cash dividends paid from adjusted free cash flow will provide a more direct comparison to operating cash flow, a GAAP-defined financial measure. Fiscal year 2023 has been reclassified to conform to the current presentation.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2023	2022	2023	2022
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$246.7	$200.4	$507.8	$383.8
Medical	73.0	62.7	139.5	112.5
Transportation	26.8	27.3	56.0	51.0
Energy	36.8	22.6	66.0	40.9
Industrial and Consumer	80.2	78.6	159.6	147.0
Distribution	21.8	29.2	49.2	61.3

Total net sales excluding surcharge revenue	485.3	420.8	978.1	796.5
Surcharge revenue	138.9	158.3	298.0	305.5

Total net sales	$624.2	$579.1	$1,276.1	$1,102.0